EMPLOYMENT AGREEMENT dated as at October 16, 1998 ("Agreement"), between Industri-Matematik American Operations, Inc. ("Company") and Philippe Beaurain ("Employee").

       BACKGROUND.

       A.   The Employee will be employed by the Company as of October
19, 1998.

       B. The Company desires to have the benefit of Employee's knowledge and experience in the business of the Company, the Company's parent, Industri-Matematik International Corp. ("IMIC"), and IMIC's other subsidiaries (Company, IMIC, and the IMIC subsidiaries collectively, "IMIC Group").

       C. The Employee desires to be employed by the Company upon the terms and conditions set forth in this Agreement.

       IT IS AGREED:

       1.   Employment.

       1.1. Duties and Responsibilities. The Company hereby offers employment to the Employee, and Employee hereby accepts employment with the Company. During the Employment Term, Employee shall serve as a Vice President of Americas Services of the Company, and Employee shall perform all duties and accept all responsibilities incidental to such position or as may be assigned to Employee by the Company's President, the Chief Executive Officer, and/or Employee's Manager of IMIC and Employee shall cooperate fully with other Executive Officers of IMIC.

       1.2. Extent of Service. During the Employment Term, Employee shall (a) use his best efforts in the business of the IMIC Group, (ii) devote his full business time and substantially all of his attention and energy to the business of the IMIC Group and to the performance of Employee's services and the discharge of Employee's duties and responsibilities pursuant to this Agreement,
(iii) faithfully and diligently perform his duties and responsibilities pursuant to this Agreement, and (iv) conduct himself in a competent and professional manner which reflects positively upon the IMIC Group. Subject to the provisions of
Section 4.2.b, the foregoing shall not be construed to prevent Employee from making investments in other businesses or enterprises, provided that Employee agrees not to become engaged in any other activity that may interfere with Employee's ability to discharge Employee's duties and responsibilities pursuant to this Agreement. In addition to the restrictions set forth in
Section 4.2, Employee further agrees that he may not work either on a part time or independent contractor basis or in any other capacity during the Employment Term without the prior written approval of the Company's President and/or IMIC's Chief Executive Officer. The location at which Employee shall be obligated to perform his duties shall require him to move his personal residence and acknowledge that business travel is an integral part of the performance of his duties.

       1.3. Employment Term. The term of employment under this Agreement ("Employment Term") shall commence on October 19, 1998, and shall continue unless terminated earlier in accordance with
Section 3.

       1.4. Company Policies. Employee shall comply with all employment policies and practices of the Company and/or the IMIC Group announced in writing from time to time, including, without limitation, all policies and practices related to the receipt of confidential information, the purchase and sale of IMIC Common Stock, and other policies related to general business ethics.

       1.5. Employee Representation and Warranty. Employee hereby represents to the Company that the execution and delivery of this Agreement by him and the performance of his obligations pursuant to this Agreement are not in violation of, and do not conflict with or constitute a default under any agreement by which he is bound (including any agreement pertaining to his prior employment with another entity) or any order, decree, or judgment to which he is subject, that this Agreement constitutes the valid and binding obligation of Employee, and that he is not a party to or bound by any agreement, understanding, or arrangement which would prevent him from carrying out the terms of this Agreement or subject the Company to liability for employing the Employee.

       2.   Compensation.

       2.1. Salary and Variable Compensation. For all of the services rendered during the Employment Term by Employee, the Company shall:
            2.1.a.    pay Employee a base salary at the rate of
$200,000 per year ("Salary") in accordance with the Company's normal payroll practices, which Salary may be increased from time to time during the Employment Term in the sole discretion of the Company;

            2.1.b.    pay Employee variable compensation as set
forth in the separate variable compensation agreement executed by Employee and the Company applicable to that fiscal year.

            2.1.c.    Relocation Reimbursement.  The Company does
require the Employee to relocate; the Company shall reimburse the Employee for all expenses reasonably relating to the Employee relocating to Marlton, NJ area between June 1999 and September 1999. Such expenses shall include all moving and storage expenses and the like. The reimbursement shall be paid upon presentation of paid receipts. You will also receive a one-time moving allowance of $15,000 based on actual receipts. If you exceed $15,000, in moving expenses, IMI will pay up to one half of the next $15,000 in expenses based on actual receipts.

       2.2. Stock Options. On a date within 45 days of the date of this Agreement as determined by the Compensation Committee of the Board of Directors of IMIC Employee will be granted options to purchase 75,000 shares of IMIC Common Stock at an exercise price equal to the closing market price on the date of grant, pursuant to the terms of the IMIC Stock Option Plan ("Plan"). All options referred to in this Section 2.2 shall be designated as incentive stock options to the maximum extent permitted by the Plan.

       2.3. Automobile Allowance. Employee shall be paid an automobile allowance of $450 per month.

       2.4. Vacation. Employee shall be entitled to 20 days of vacation per calendar year. The timing of vacation shall be reviewed by the Employee's Manager and take place according to the Company's business situation. Vacation days should be taken within each calendar year, circumstances permitting. The Company's President will consider, in his sole discretion, whether or not to pay Employee for any accrued but unused vacation.

       2.5. Fringe Benefits. Employee shall be entitled to such fringe benefits, including but not limited to sick leave, medical and dental benefits, and life insurance as are generally provided by the Company to its other executives employees, subject to the terms of the applicable plans and programs as such plans or programs may be in effect from time to time; it being expressly understood that the Company, in its sole and absolute discretion, may determine to amend, revise, replace, or terminate any such plans or programs at any time and/or in accordance with applicable law, provided that no such amendment, revision, replacement, or termination may affect Employee's vested rights.

       2.6. Business Expenses.   The Company shall reimburse
Employee for all ordinary and necessary out-of-pocket business expenses incurred by Employee in connection with the discharge of Employee's duties and responsibilities pursuant to this Agreement during the Employment Term in accordance with the Company's expense approval procedures in effect from time to time and upon presentation to the Company of an itemized account and written proof of such expenses. If the Company shall provide Employee with any corporate credit cards or other similar instruments, Employee shall use such cards or instruments solely for purposes of performing his duties and responsibilities pursuant to this Agreement and not for personal use, and shall return to the Company all such cards and instruments immediately upon the request of the Company.

       3.   Termination.

       3.1. Disability. If the Company's President, Chief Executive Officer, or Employee's Manager of IMIC has determined that the Employee has become unable to perform Employee's duties and responsibilities pursuant to this Agreement by reason of physical, psychological, or emotional reasons, and if such inability continues for more than 60 consecutive days or a total of 90 days in any 180 day period, during which time the Company shall continue to compensate Employee under this Agreement (with such compensation to be reduced by the amount of any disability payment or similar payment received by Employee for this time period under any plan paid for by the IMIC Group or through workers' compensation), the Employment Term may be terminated by the Company, in which event Company shall have no further liability or obligation to Employee except for payment of earned but unpaid Salary, unpaid Variable Compensation if and as set forth in a Variable Compensation Agreement, accrued but unpaid automobile allowance, and incurred but unreimbursed business expenses at the date of Employee's termination, and any additional disability, severance, or other benefits otherwise payable to Employee under any applicable policy or plan which covers Employee at the time of Employee's termination and is in effect at that time. If requested by the Company, Employee agrees to submit to a physical examination by a licensed physician selected and paid for by the Company.

       3.2. Death. The Employment Term shall terminate on the death of the Employee and the Company shall pay to Employee's distributees, personal representatives, executors, or administrators, as appropriate, an amount equal to any unpaid balance of Employee's Salary payable for the month in which Employee dies, unpaid Variable Compensation if and as set forth in a Variable Compensation Agreement, accrued but unpaid automobile allowance, and incurred but unreimbursed business expenses at the date of death. The Company shall not have no further liability or obligation under this Agreement to Employee's distributees, personal representatives, executors, or administrators except as may be defined by any of Company's existing employee benefit plans which covered the Employee at the time of Employee's death.

       3.3. Termination for Cause. The Company shall have the right to terminate the Employment Term at any time for "cause" upon notice to Employee. For purposes of this Agreement, "cause" shall mean dishonesty, disloyalty, variable commission of a felony or other crime involving moral turpitude, misappropriation of funds, habitual insobriety, substance abuse, willful misconduct or gross negligence in the performance of Employee's duties and responsibilities under this Agreement, material breach by the Employee of the terms of this Agreement, Employee's repeated failure to follow the reasonable directives of the Company's President, Chief Executive Officer, or Employee's Manager of IMIC as to the time, place, and manner of performance of the Employees duties and responsibilities under this Agreement, or any other action on the part of Employee that is damaging or detrimental to the IMIC Group. In the event Employee is terminated for "cause," all of the Company's compensation obligations pursuant to Section 2 will cease upon the effective date of the notice of termination except for the payment of earned but unpaid Salary, accrued but unpaid automobile allowances, and incurred but unreimbursed business expenses at the effective date of termination.

       3.4. Termination of Employee. The Company may terminate this Agreement for any reason upon notice to Employee, and if the Company terminates this Agreement for any reason other than pursuant to Section 3.1, 3.2, or 3.3, the Company shall continue to compensate Employee pursuant to and in accordance with all the provisions of Section 2 for a one-year period following the date of termination, plus any earned but unpaid Salary, earned but unpaid Variable Compensation if and as set forth in a Variable Compensation Agreement, accrued but unpaid automobile allowances, and incurred but unreimbursed business expenses at the effective date of termination.

       3.5. Termination by Employee. Nothing in this Agreement shall be construed to prevent the termination of the Employment Term by Employee upon 180 days written notice. Upon written notice of termination by Employee, the Company reserves the right to waive the notice period and accept notice effective immediately. In the event that Employee terminates the Agreement, all of the Company's compensation obligations pursuant to Section 2, including any compensation to which Employee may become entitled after giving notice, will cease upon the termination date, except for the payment of earned but unpaid Salary, unpaid Variable Compensation if and as set forth in a Variable Compensation Agreement, accrued but unpaid automobile allowances, and incurred but unreimbursed business expenses at the effective date of termination.

       4. Trade Secrets, Non-Competition, Non-Solicitation, Non-Interference, Non-Disparagement, and Return of Materials.

       4.1. Employee Acknowledgment.   Employee acknowledge that:
(a) his employment by the Company will bring him into close contact with many confidential affairs of the IMIC Group, (b) the business of the IMIC Group is conducted throughout the world and competes with similar businesses of other organizations, (c) the IMIC Group carries on substantial promotional, marketing, and/or sales activities throughout the world, and (d) the covenants contained in Sections 4.2, 4.3, 4.4, and 4.5 of this Agreement are specific inducements by Employee to the Company in connection with the execution of this Agreement.

       4.2. Trade Secrets, Non-Competition, and Non-Solicitation. In recognition of the provisions of Section 4.1 and as consideration for Employees' employment by the Company, the payment by the Company to Employee of compensation, and the Company providing Employee with benefits, Employee agrees that:

            4.2.a.    During the Employment Term and at all times
thereafter, Employee shall not disclose, communicate, or divulge to any person (other than to officers, directors, or employees of the IMIC Group whose duties require such knowledge) or use for Employee's personal benefit or for the benefit of anyone other than the IMIC Group any trade secrets, specifications, sales plans, programs, research, software or applications development plans, or other confidential information employed in or proposed to be employed in the business of the IMIC Group which comes to or came to Employee's knowledge in the course of or by reason of his employment by the Company or his performance under this Agreement.

            4.2.b.    During the Employment Term, during any
period of time the Employee is performing services for any member of the IMIC Group, and for a period of one year thereafter, Employee shall not directly or indirectly anywhere in the world enter into or in any manner take part as an employee, agent, independent contractor, consultant, owner, sole proprietor, partner, joint venturer, member, manager, officer, director, or shareholder or take part in any other capacity in, for, or with any person, firm, corporation, association, or business enter-prise, or in any manner render any assistance to any business or endeavor, whose business activities are the same or similar to, the business which is conducted by the IMIC Group during the course of Employee's employment by the Company, provided that the provisions of this Section 4.2.b shall not preclude Employee from ownership, as an investor, of less than 5% of the stock of a publicly owned company which engages in such business activities.

       4.3. Non-Interference. During the Employment Term, during any period of time the Employee is performing services for the IMIC Group, and for a period of one year thereafter, neither Employee nor any person, firm, corporation, association, or business enterprise with which Employee is affiliated as an employee, agent, independent contractor, consultant, owner, sole proprietor, partner, joint venturer, member, manager, officer, director, or shareholder shall (a) directly or indirectly induce or attempt to induce any employee of the IMIC Group to terminate or alter his employment relationship with the IMIC Group, (b) directly or indirectly hire any person who is or had been employed by the IMIC Group, or (c) directly or indirectly interfere or intervene in any way with the relationship between any member of the IMIC Group and any of its licensees, customers, subcontractors, suppliers, vendors, or partners.

       4.4. Non-Disparagement. During the Employment Term and at all times thereafter (a) Employee shall not directly or indirectly disparage the name, reputation, products, or services of any member of the IMIC Group and (b) the Company shall not, directly or indirectly, disparage Employee's name or reputation.

       4.5 Return of Materials. Employee agrees that all memoranda, notes, records, papers, or other documents, all software developed by or for the IMIC Group, including without limitation System ESS Software, and all copies thereof relating to the IMIC Group's operations or business, and all objects associated therewith in any way obtained by Employee during the course of his employment by the Company shall be the IMIC Group's sole and exclusive property. Employee shall not, except for the IMIC Group's use, copy, or duplicate any of the aforementioned documents or objects, nor use any information concerning them except for the IMIC Group's benefit, either during his employment by the Company or thereafter. Employee agrees that he will deliver all of the aforementioned documents, software, and objects that may be in his possession to the IMIC Group on termination of his employment, or any other time upon the Company's request, together with his written certification of compliance with the provisions of this Section 4.5.

       4.6. Additional Provisions.

            4.6.a.    In the event that the provisions of
Sections 4.2, 4.3, 4.4, or 4.5 should be deemed unenforceable, in-valid, or overbroad in whole or in part for any reason, any court of competent jurisdiction, or the Arbitrator appointed in accordance with the provisions of Section 5.1, whichever forum is designated by the injured party, is hereby authorized, requested, and instructed to reform such sections consistent with the intent of Sections 4.2, 4.3, 4.4, or 4.5 to provide for the maximum restraints upon (i) Employee's activities (including, but not limited to, time, geographic area, customer solicitation, relationship interference, employee solicitation, and disparagement) and (ii) with respect to Section 4.4, the Company's activities, which may then be legal and valid.

            4.6.b.    The Company and Employee agree that
violation by Employee of the provisions of Sections 4.2, 4.3, 4.4, or 4.5 or by the Company of the provisions of Section 4.4 will cause irreparable injury to the other for which any remedy at law would be inadequate, and that the injured party shall be entitled in any court of law or equity or in any arbitration proceeding in accordance with Section 5.1, whichever forum is designated by the injured party, to temporary, preliminary, permanent, and other injunctive relief against any breach of the provisions contained in such sections, and such punitive and compensatory damages as shall be awarded. Further, in the event of a violation of the provisions of Sections 4.2, 4.3, or 4.4, the period of non-competition, non-solicitation, employee noninterference, or non-disparagement referred to therein shall be extended for a period of time equal to that period beginning on the date when such violation commenced and ending when the activities constituting that violation shall be finally terminated.

       5.   Arbitration and Jurisdiction.

       5.1. Arbitration.   Except for a determination to be made in
the discretion of the Company such as a determination of the quota, and except as otherwise alternatively provided in Section 4.6, any controversy or claim arising out of or relating to this Agreement, or the breach of this Agreement, shall be settled by arbitration by one Arbitrator in New York, New York, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof, provided that in the event the IMIC Group commences a litigation pursuant to the provisions of Section 4.6, all claims between the Company and Employee shall be litigated and not arbitrated.

       5.2. Jurisdiction.   Each of the Company and Employee hereby
consents to the jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York for all purposes in connection with (a) the arbitration referred to in Section 5.1 and
(b) this Agreement, and further consents that any process or notice of motion in connection therewith may be served by certi-fied or registered mail or by personal service in accordance with the provisions of Section 6, within or without the State of New York, provided a reasonable time for appearance is allowed.

       6.    Notices.   All notices provided for in this Agreement shall
be in writing and shall be given to the addresses set forth below by registered or certified mail, return receipt requested, and by regular mail, both with postage prepaid, or personally delivered, or sent by facsimile transmission (provided the transmitting device provides a record of transmission) or by prepaid express mail or other overnight delivery service of any nationally recognized private carrier guaranteeing overnight delivery. Any such notice shall be deemed given (i) when so delivered personally or sent by facsimile transmission if received at the receiving location during business hours, (ii) on the next business day if sent by facsimile transmission and received at the receiving location after business hours, (iii) on the date of delivery if sent by express or such private carrier guaranteeing overnight delivery if delivered during business hours at the receiving location, (iv) on the next business if sent by express mail or such private carrier guaranteeing overnight delivery if delivered at the receiving location at any time other than during business hours, or (v) if mailed, five business days after the date of deposit in the United States mail.

            The addresses referred to above are:

Employee's address:1208 Tynsfield Road
                   Oakmont, PA 15139

            With a copy to: _____________________
                            _____________________
                            _____________________
                            Attn: _______________

            Company address:5 Greentree Centre, Suite 201
                            Marlton, NJ  08053
                            Attn: Therese Julo,
                            Director of Human Resources

            With a copy to: Tannenbaum Dubin & Robinson, LLP
                            1140 Avenue of the Americas
                            New York, New York 10036
                            Attn: Marvin S. Robinson, Esq.

            Either the Company or Employee at any time may give notice of another address for it, him, or for copies in accordance with the provisions of this Section 6.

       7.   Miscellaneous.

       7.1. This Agreement (a) shall be governed by and construed in accordance with the laws of the State of New York as if it were an agreement made and to be performed entirely within such State,
(b) may not be modified or amended except by a writing signed by each of the Company or its successors and Employee, (c) shall be binding upon each of the Company and its successors and Employee and his distributees, personal representatives, executors, and administrators, and (d) contains the entire agreement and under-standing between the Company and Employee with respect to the subject matter of this Agreement and supersedes all prior agreements, arrangements, and understandings, written or oral, between the Company and Employee with respect to the subject matter of this Agreement.

       7.2. This Agreement may not be assigned by Employee. This Agreement may be assigned by the Company to any other member of the IMIC Group. This Agreement may not otherwise be assigned by the Company or the IMIC Group without Employee's written consent which shall not be unreasonably withheld or delayed.

       7.3. The headings in this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties to this Agreement. All pronouns used shall be adjusted to the appropriate number and gender as required by the context and circumstances.

       7.4. To the extent that this Agreement requires Employee to comply with obligations for the benefit of any member of the IMIC
Group, each such entity shall be a third-party beneficiary of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement.

                 INDUSTRI-MATEMATIK AMERIRICAN OPERATIONS, INC.


                 By:___________________________________
                      Carl Joelsson
                 Senior Vice President, World Wide Services


                 ______________________________________
                      Philippe Beaurain